EXHIBIT 10.9

COMMERCIAL BUILDING LEASE
(SINGLE TENANCY)

THIS LEASE is made and entered into on this, the 31 day of December, 2009, by and between United States Steel Corporation, a Delaware corporation (hereinafter called "Landlord"), and BARD Holding, Inc. a Delaware corporation (hereinafter called "Tenant").

ARTICLE I - GRANT AND TERM

Section 1.01.       Leased Premises
Landlord hereby demises and leases to Tenant and Tenant hereby leases from Landlord the building commonly known as T-3 Motor Room West in the Township of Falls, County of Bucks, Commonwealth of Pennsylvania, containing approximately 3,600 square feet, more or less, and as is more particularly described on Exhibit "A," attached hereto and made a part hereof; TOGETHER with all improvements and equipment or other personal property existing thereon or to be placed thereon, all of said leased property being herein collectively called the "Premises" or the "Leased Premises."

No other property right, easement, license or right-of-way shall be acquired by Tenant unless specifically set forth herein.

Parking for employee vehicles and tractors and trailers used by Tenant shall be restricted to the designated parking spaces more particularly displayed on Exhibit "A" attached hereto.

Section 1.02.      Term
The base Term of this Lease shall begin with the Commencement Date, as hereinafter defined, and which shall expire December 31, 2011 unless sooner terminated or extended as provided or permitted herein, but this Lease shall be binding on both parties upon full execution and delivery. In the event that the Lease Term is extended or renewed, the "Term" shall include any extensions or renewals throughout the Lease.

Section 1.03.       Option to Extend
Tenant may extend this Lease for two periods each of two (2) years (Extension Term) beginning immediately after the Term upon the same terms and conditions. To exercise this Option to Extend, Tenant must not be in Default at the time it exercises the Option to Extend and no event shall have occurred which by notice and/or passage of time shall constitute a Default; and provide written notice to Landlord that Tenant is exercising its Option to Extend at least one hundred and eighty (180) days before the Term ends.

Section 1.04.      Commencement Date
The "Commencement Date" as used in this Lease shall be the date the Lease has been fully executed by the Tenant and the Landlord and an Initial Environmental Assessment (as defined hereinafter in Section 18.03 shall have been completed.

ARTICLE II - RENT

Section 2.01.      Rent
Tenant shall have the right to occupy the Leased Premises beginning with the Commencement Date through February 28, 2010 with no payment of Rent. Beginning March 1, 2010 (First Rent Payment Date) Tenant shall pay Landlord monthly rental payments for the Leased Premises, which shall be payable monthly in advance beginning with the First Rent Payment Date, and thereafter on the first day of each and every month of the Term hereof. Reference in this Lease to a "Lease Year" shall be to the twelve (12) month period beginning on the First Rent Payment Date and each twelve (12) month period thereafter until the expiration of the Term.

The annual Base Rent schedule is as indicated below:
Year 1 March 1, 2010 - December 31, 2010	$2.00 per square foot
Year 2 January 1,2011- December 31,2011	$3.00 per square foot
Year 3 January 1, 2012 - December 31, 2012	$3.75 per square foot

For any additional option years the rent will escalate 3% on an annual basis.

Section 2.02.      Security Deposit
Upon execution of the Lease, Tenant shall also pay Landlord $5,000 as a security deposit for Tenant's full and faithful performance of this Lease. This security deposit will be held by the Landlord until the expiration or earlier termination of this Lease and returned, without interest, to Tenant at that time provided Tenant is in complete compliance with all the terms or conditions of this Lease. This security deposit shall in no way be construed to represent prepayment of the last month's rent. Landlord may deduct from the security deposit any costs or damages incurred by the failure of Tenant to comply with any term or condition of this Lease or may withhold payment until all of the terms and conditions have been fulfilled.

Section 2.03.      Rental Payments
All rental payments shall be made without set-off, counterclaim, or other deduction to Landlord at USS Real Estate, PO Box 640104, Pittsburgh, PA 15264-2800 or at such other address as Landlord or its assigns may direct.

ARTICLE III - TAXES AND OTHER COSTS

Section 3.01.      Taxes
Tenant shall be responsible for the payment of, as additional rent for the Premises, all taxes and assessments, real and personal, general and special, utility charges and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Premises, or any part thereof, upon equipment, other property or upon any improvements at any time situated thereon, accruing or becoming due and payable during the Term of this Lease, including any taxes imposed upon the rentals due hereunder; provided, however, that real estate taxes levied against the Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first Lease Year and as of the expiration date of the Lease for the last Lease Year, all on the basis of the then most recently available real estate tax bills.

Section 3.02.      Payment
In cases where Tenant is not billed directly by the taxing authority, Landlord will invoice Tenant monthly in advance for one-twelfth (l/12th) of the preceding year's real estate taxes using the proportion that the square footage of the Leased Premises bears to the total square footage of the assessed property. Landlord shall promptly pay all taxes and other costs properly invoiced to Landlord directly to the assessing authorities. When Landlord pays said taxes which include the Premises, Landlord will either invoice or credit Tenant for the difference, if any, for the applicable period.

ARTICLE IV - USE

Section 4.01.       Purpose
(A)   The Leased Premises shall be used and occupied only for the purpose of the operation of a pilot plant for the production of biofuel from algae and any directly related use, and for no other purpose without Landlord's prior written consent.

(B)   Tenant shall not use or permit the use of the Premises for any purpose which is forbidden by law, order, decree, citation, regulation or ruling of any governmental authority; which is other than as is permitted hereunder in (A) above; which may be dangerous to life, limb or property; which may increase the Landlord's insurance premium cost of the policies carried hereunder at Landlord's election over the cost based on Tenant's activities permitted hereunder; or which may invalidate any such policy of insurance.

(C)   Tenant covenants to operate its business throughout the Term hereof continually and in person unless Landlord shall otherwise agree.

ARTICLE V - MAINTENANCE OF PREMISES

Section 5.01.       Tenant's Repair and Maintenance
A.	Tenant agrees to lease the building in "AS IS WHERE IS" condition with exception of those improvements mentioned in the lease.

B.
Tenant shall at its expense take good care of and maintain the entire Premises, both exterior and interior, including improvements thereon, and all utilities an fixtures, in safe and good order and condition, and make all repairs thereto, ordinary and extraordinary, foreseen as well as unforeseen, as and when needed. The term "repairs" as used herein shall include, without limitation, replacements, renewals, and substitutions when necessary. All repairs shall be done in a workmanlike manner, and Tenant shall obtain all permits therefor required by any appropriate governmental authority.

C.
Tenant will pay a Common Area Maintenance Fee of $0.35 per square foot per year for all leased space. The Common Area Maintenance Fee will be used by Landlord to maintain the common areas of the Keystone Industrial Port Complex (KIPC) including, but not limited, to snow removal, landscaping, road maintenance, tree maintenance, lighting, railroad track maintenance, maintenance and operation of the security gate at the entrance to the KIPC and for any other reasonable use that the Landlord, at its sole discretion, deems necessary. The Common Area Maintenance Fee will escalate by 3% per year starting on the anniversary of the Commencement Date.

Section 5.02.      Landlord's Repair and Maintenance
The Landlord at its expense shall be responsible during the term of the lease for any necessary repairs and replacement of the roof and the building structure except for misuse or modifications to the building or roof by the Tenant.

Section 5.03.      Latent Defects
Landlord shall not be liable for any latent defect in the Leased Premises beyond the period of six (6) months from the date Tenant takes possession of the Leased Premises.

ARTICLE VI - ALTERATIONS AND ADDITIONS, SIGNS

Section 6.01.      Alterations and Additions
Tenant shall not create any openings in the roof or exterior walls nor make any alterations or additions to the Premises without the prior written consent of Landlord. Tenant shall make all consensual additions, improvements, alterations and repairs on the Premises and on and to the appurtenances and equipment thereof required by any governmental authority; which may be made necessary by the act or neglect of any person, firm or corporation (public or private); or which may be required by Tenant's use of the Premises.

Section 6.02.      Removal and Restoration by Tenant
All alterations, decorations, additions and improvements, hereinafter called "Improvements," made by the Tenant with Landlord's approval, or made by the Landlord at the expense of and on the Tenant's behalf by agreement under this Lease, shall remain the property of the Tenant for the term of the Lease. Such Improvements shall not be removed from the Premises prior to the end of the term hereof without prior consent in writing from the Landlord. Upon expiration of this Lease, if Tenant is not in default of this Lease, Tenant shall remove all such Improvements and restore the Leased Premises as provided in Section 17.02 hereof. If Tenant fails to remove such Improvements and restore the Leased Premises, then upon the expiration of this Lease, all such Improvements shall become the property of the Landlord. If Tenant is in default at Lease Termination, there shall be no removal without Landlord's prior consent.

Section 6.03.       Signs, Awnings and Canopies
Tenant will not place or suffer to be placed or maintained on any exterior door, roof, wall or window of the Leased Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises, except as may be provided for or designated, without first obtaining Landlord's written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.

Section 6.04.      Improvements
Landlord will perform the following one-time improvements at Landlord's sole costs and expense:

1. Remove equipment and broom clean the Leased Premises

2. Provide electric, and water services to the Leased Premises

ARTICLE VII - INSURANCE, INDEMNITY, AND SUBROGATION

Section 7.01.       Insurance
(A) Tenant further agrees that before it or any of its consultants/contractors visit the Premises, it will obtain and maintain in full force and effect and will cause its consultants/contractors to maintain in full force and effect, insurance coverage in accordance with the terms and provisions outlined in Attachment "I" attached hereto and incorporated herein.

(B) The obligations set forth in this Section and in Attachment "I" shall continue after the termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

Section 7.02.       Indemnification
Tenant hereby agrees to indemnify, defend and hold harmless Landlord against any and all claims, actions, losses, expenses, fines, fees, verdicts, judgments, or any other damages, obligations or liabilities arising: from Tenant's performance or nonperformance of any term or condition of this Lease; from the loss of life, personal injury or property damage occurring or caused upon the Leased Premises; from the violation by Tenant of any ordinance, permit, order, law, regulation, statute, legislation, judgment, or decree; or from any other use by Tenant of the Premises or any common area or adjacent property, including Tenant's presence, occupancy or use of the Premises prior to the Commencement Date and after the termination of this Lease; including but not limited to any act or omission of Tenant's agents, employees, managers, visitors, contractors, subcontractors, lessees, sublessees, invitees, licensees, customers, concessionaires or assignees.

This Indemnification shall include any claims based upon the alleged negligence or fault of Landlord, and if Landlord is made a party to any litigation arising under this Lease, Tenant shall defend, indemnify and hold Landlord harmless from and against all expenses, court costs, attorney's fees or any other obligation or liability incurred or paid by Landlord because of said litigation.

Section  7.03.      Protection from Subrogation
Notwithstanding the above, neither Landlord nor Tenant shall be liable to the other or anyone claiming by, through or under the other, for:

(A) any loss or damage to property, or injury to, or death of, persons occurring on the Premises, or the adjoining sidewalks, streets or alleys, or in any manner growing out of or in connection with the Tenant's use and occupation thereof or the condition thereof, caused by the negligence or fault of Landlord or Tenant, or of their respective agents, employees, subtenants, licensees or assignee, to the extent that such loss or damage to property, or injury to, or death of persons is covered or indemnified by insurance carried by the other party (regardless of whether such insurance is payable to or protects Landlord or Tenant, or both) or for which a party is otherwise reimbursed; o

(B) any physical damage to, or loss of rents or profits of, the Leased Premises, or the contents thereof, caused by fire or other casualty of the kind covered by the insurance specified under Section 7.01, however caused. The provision of the preceding sentence shall be of no force and effect to relieve any party of liability for any loss or damage insured against by the other party, if the provisions of the preceding sentence then invalidated or caused an increase in cost of such insurance coverage and such coverage is not otherwise obtainable by the other party or is obtainable only at an increased cost, unless (in case of increased cost of coverage) the party relieved of liability shall agree to bear the increased cost of coverage.

ARTICLE VIII - DAMAGE OR DESTRUCTION

Section 8.01.      Restoration by Tenant
(A)        In the event of damage to or destruction of any part of the Premises or Tenant's improvements on the Premises, by fire or other casualty, Tenant shall at its expense, promptly repair, restore or rebuild same. In no event shall any such damage or destruction cause a termination or suspension of this Lease or any of its terms or relieve Tenant of any obligation hereunder unless specifically expressed elsewhere herein.

(B)         If Tenant shall fail to promptly commence and diligently prosecute the repair, restoration or rebuilding of the Premises as provided in this Section 8.01, Landlord in addition to all other remedies it might have, may terminate this Lease by giving Tenant written notice of Landlord's election within Thirty (30) days following the date of the casualty.

ARTICLE IX - UTILITIES

Section 9.01.      Utility Charges
Landlord and Tenant shall enter into an appropriate Utility and Services Agreement at the execution of this Agreement, which shall be in substantially the form of Exhibit C. Tenant, at its expense, shall provide for all connections and related services that are needed according to the Utility and Services Agreement. In no event shall Landlord be liable for an interruption or failure in the supply of any utilities to the Leased Premises.

Section 9.02       Other Utilities
Except for the utilities provided by the Landlord under the Utility Provision and Services Agreement, Tenant shall be responsible for either obtaining all of the utilities from third parties and paying all charges for such utilities or providing such services, at its own cost. In no event shall Landlord be liable for an interruption or failure in the supply of any utilities to the Leased Premises.

ARTICLE X - EMINENT DOMAIN

Section 10.01.      Total Condemnation of Leased Premises
If title to the whole of the Leased Premises shall be acquired or condemned by eminent domain or sold in anticipation thereof for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding or delivery of possession, whichever is earlier; Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, and rent shall be adjusted to the termination date.

Section 10.02.      Partial Condemnation
If any part of the Leased Premises shall be acquired or condemned as aforesaid or sold in anticipation thereof, and in the event that such partial sale, taking or condemnation shall render the remainder of the Leased Premises unsuitable for the business of the Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding or delivery of possession, whichever is sooner. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, and rent shall be adjusted to the date of such termination.

In the event of a partial taking, sale or condemnation which does not render the remainder of the Premises unsuitable for the business of the Tenant, then Landlord shall promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect; provided, however, that
(A) the fixed minimum rent shall be abated proportionately as to the Premises taken,
(B) in making such restoration, Landlord shall not be obligated to expend any amount in excess of the amount of the condemnation improvement award received by Landlord, and
(C) the term hereof shall be extended for a period equal to the period of restoration under all of the terms, covenants and conditions of this Lease, including without limitation Tenant's obligation to pay rent and additional rent.

The proportionate abatement of rental shall be based upon square feet of leased area.

Section 10.03.    Tenant's Damages
Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be awarded or recoverable by Tenant in its own right on account of any and all damages to Tenant's business or leasehold interest by reason of the condemnation, and for or on account of any cost, expense, or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment, provided however, that in no event shall the award or payment of the fair market value of Landlord's entire property interest in the Premises be thereby diminished.

Section 10.04.    Arbitration
In the event of a partial condemnation where Landlord and Tenant cannot agree on whether the uncondemned portion is suitable or unsuitable for the business of Tenant, they shall appoint an arbitrator within thirty (30) days of the taking, whose decision shall be made within ninety (90) days of such appointment and shall be final. If Landlord and Tenant cannot agree on the arbitrator, the issue shall be submitted for arbitration under the then existing rules of the American Arbitration Association.

ARTICLE XI - POSSESSION AND QUIET ENJOYMENT

Section 11.01.    Title
Landlord represents that it has fee title to the Premises, free and clear of any deed restrictions or other encumbrances which would in any way prevent Landlord from carrying out its obligations under this Lease or prevent the use and enjoyment of the Premises by Tenant, as provided herein.

Section 11.02.    Representation
Landlord represents to Tenant that it will place Tenant in possession of the Premises free from the claims of persons in possession and third parties claiming rights thereto. Landlord shall tender possession of the Premises to Tenant upon the completion of any improvements, but shall allow Tenant full access to the Premises prior to such date in order that Tenant may install its equipment and fixtures and stock in trade, provided such access does not interfere with said completion of improvements.

Section 11.03.    Abandonment
Tenant shall not, after acceptance of possession, abandon or vacate the Premises during the Term hereof.

ARTICLE XII - BINDING EFFECT

Section 12.01.    Benefits
All of the covenants, agreements, conditions and undertakings in this Lease contained shall extend and inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

Section 12.02.    Landlord Defined
The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in the case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved, from the after the date of such transfer or conveyance, of all personal liability respecting the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then Grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant.

ARTICLE XIII - OFFSET STATEMENT, ATTORNMENT, AND SUBORDINATION

Section 13.01.    Offset Statement
Within thirty (30) days after request therefor by Landlord, or in the event that upon any sale, assignment or hypothecation of the Leased Premises and/or the land thereunder by Landlord, an offset or estoppel statement shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

Section 13.02.    Attornment
In the event any proceedings are brought for the foreclosure of any mortgage or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

Section 13.03.    Subordination
This Lease shall be subordinate to the lien of any mortgage or mortgages or the lien resulting from any other method of financing or refinancing now or hereafter in force against the land and/or buildings of which the Leased Premises are a part, or against any buildings hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof, resulting from any encumbrance placed or permitted by Landlord; provided, however, that neither the remises nor this Lease shall be subordinate or subject to the lien of any mortgage or other financing encumbrance or device consummated by Tenant whether or not consented to by Landlord.

Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord any and all instruments that may be necessary or proper to subordinate this Lease and all rights hereunder to the lien of any such mortgage and each renewal, modification, consolidation, replacement or extension hereof and, if Tenant shall fail at any time to execute, acknowledge and deliver any such subordination instrument, Landlord, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place and stead, and Tenant hereby irrevocably makes, constitutes and appoints Landlord, its successors and assigns, as such attorney-in-fact for that purpose.

Section 13.04.     Tenant Financing
Tenant shall not encumber, hypothecate or finance this lease, the leasehold interest, The Premises or any other rights or property on or in the Premises without Landlord's prior consent, nor shall Tenant execute any document involved in the financing of this Lease, the leasehold estate or any personal property without Landlord's prior consent.

ARTICLE XIV - DEFAULT

Section 14.01.    Default by Tenant

The following events shall constitute a default by Tenant under this Lease:
(A)        Continued uncorrected nonpayment of any rental or additional rental for thirty (30) days after the mailing date of a written notice that the same shall be due and payable; or

(B)         Continued uncorrected failure by Tenant to perform or comply with any other condition or term of this Lease for thirty (30) days after date of written notice to Tenant by Landlord; or

(C)         The filing by Tenant of a petition in bankruptcy, the adjudication of Tenant as a bankrupt, filing against Tenant of any proceedings in involuntary bankruptcy, the filing against Tenant of any action for its dissolution or rearrangement, the appointment on behalf of Tenant of a receiver or trustee, the assignment by Tenant for the benefit of any creditor, or the filing or entry against Tenant or against the Premises of any lien, judgment, decree, order, or encumbrance attributable to Tenant's action or inaction under this Lease. Tenant shall have thirty (30) days from filing or entry to cure or remove the encumbrance.

(D)         No default shall be deemed uncorrected, if within thirty (30) days following notice thereof, Tenant shall commence and continue the correction of same with due diligence, and provided, further, such default does not involve the failure to perform an undertaking prior to a date which may not be extended for any reason whatsoever.

Section 14.02.    Landlord's Remedies
Upon the occurrence of any default above described, in addition to all other rights and elections provided in this Lease, and all other legal or equitable remedies available to Landlord, Landlord may by notice given elect to terminate this Lease, or terminate Tenant's right of possession without terminating this Lease, re-enter and retake possession by summary proceeding or otherwise, and expel Tenant and remove all property from the Premises without liability for any damages therefor. Tenant shall then be liable for all of Landlord's costs of re-entry, restoration, recovery and repossession and all rentals and additional rentals due for the balance of the Term. All rentals due for the balance of the Term shall be equal to the average annual minimum rentals or additional rentals payable by Tenant from the commencement of the Term to time of default, or during the preceding three full calendar years, whichever period is shorter.

Landlord on its own behalf, if it terminates this Lease, or on behalf of Tenant if it terminates Tenant's possession, may re-let all or any portion of the Premises for any period equal to, less than, or greater than the remaining Term, upon such terms and conditions and for such purposes as Landlord deems advisable. In so doing, Landlord may alter, remodel or otherwise change the Premises as it deems appropriate for such re-letting.

In the event of such default and subject to all applicable laws and rights of third parties, Landlord may seize and distrain any or all of Tenant's property on or in the Premises and sell the same and apply the proceeds to the satisfaction of Tenant's obligations, and for this purpose, Tenant grants to landlord a security interest in and to all of the properly on the Premises at any time owned by Tenant, and Tenant appoints Landlord as its attorney-in-fact for the purpose of signing and filing of record said security interest. Any proceeds remaining after satisfaction of Landlord's obligations shall be paid in accordance with proper judicial direction and/or to Tenant.

Section 14.03.     Default by Landlord
If any default of the Landlord in performing or complying with any covenant, condition or agreement hereunder, shall:

(A)        Continue uncorrected for thirty (30) days after written notice thereof to Landlord; or

(B)         If Landlord shall fail to pay any sum or perform any act which is necessary to be paid or done in order that Tenant may have, hold and enjoy the Premises as provided in this Lease and fails to cure the same within thirty (30) days after written notice to Landlord, then

Tenant may treat such default as a breach of this Lease, and without further notice or demand, resort to its remedies, as hereinafter set forth.

Section 14.04.    Tenant's Remedies
In addition to all other rights and elections provided in this Lease and all other legal or equitable remedies or damages provided by law, Tenant may if it is in compliance with all terms of this Lease elect in the notice given pursuant to Paragraph 14.03, to:

(A)        Terminate the Lease and be relieved of all further liability under the Lease; or

(B)         Proceed without terminating the Lease to correct any such default by itself, performing or complying on behalf of Landlord, with any of the covenants, conditions and agreements to be performed by Landlord, and may collect the cost of same from Landlord by appropriate legal proceedings. In such event, this Lease shall remain in full force and effect.

Section 14.05.     Remedies Cumulative
Except as herein otherwise provided, no right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given thereunder or now or hereafter existing at law or at equity or by statute.

Section 14.06.     Waiver
No delay or omission by either party hereto to exercise or resort to any remedy accruing upon default by the other party shall impair any such remedy or the rights and powers attendant thereto or be construed as a waiver of such default or any subsequent default. Subject to the provisions of this Article XIV, every remedy available to a party may be exercised at any time during the continuance of such default. Express waiver by either of the parties hereto of any covenants, conditions or agreements herein to be performed by the other shall not be construed to be a waiver of any continued or succeeding default therein or as a waiver of any other covenants, conditions or agreements.

Section 14.07.    Interest
All sums expended by either party as permitted herein in performance of the defaulted covenants, conditions and agreements of the other party, shall be due on demand and shall bear interest at the maximum legal rate then permitted by law of the state wherein the Premises is situate.

Section 14.08.    Legal and Similar Expenses
Tenant or Landlord, as the case may be, shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by such party in successfully enforcing or recovering upon the covenants and agreements in this Lease, wherein Tenant or Landlord, as the case may be, is determined to have defaulted.

Section 14.09.    Waiver of Jury Trial and Counterclaims
The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for nonpayment of rent, minimum rent, percentage rent or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert claims in any separate action or actions brought by the Tenant.

Section 14.10.    Removal
Tenant shall not remove or permit the removal of any property of any kind from the Premises nor create any interest therein in favor of any third person after receipt of default notice from Landlord and for so long as default exists.

ARTICLE XV - ACCESS

Section 15.01.    Right of Entry
Landlord or its agents shall have the right to enter the Leased Premises at all times to examine the same, and to show them to prospective purchasers or Tenants, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take any property or material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

During the six months prior to the expiration of the Term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants or purchasers and place upon the Premises the usual notices "To Let" or "For Sale," which notices Tenant shall permit to remain thereon without molestation.

If Tenant shall not be personally present to open and permit an entry into said Premises at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or its agents may enter the same by a master key or may forcibly enter the same without rendering Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or any part thereof, except as otherwise herein specifically provided.

Section 15.02.    Excavation
If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as Landlord shall deem necessary to protect the Leased Premises from injury or damage and to support the same by proper foundations, without asserting any claim for damages or liability against Landlord or for diminution or abatement of rent.

Section 15.03.    Common Areas

(A) Landlord grants to Tenant in common with other occupants the rights of ingress and egress to and from the Premises over and through such areas as may be provided and designated for such purpose by Landlord. Parking and access shall be available as indicated on Exhibit A. Landlord shall maintain the common areas in a safe and usable condition which are not part of the Leased Premises.

(B) Tenant hereby releases Landlord from any liability for personal injury, death, or property damage claims resulting from the use of any common areas.

ARTICLE XVI - TENANT'S PROPERTY

Section 16.01.    Taxes on Leasehold

Tenant shall be responsible for and shall pay before delinquency all municipal, county, state or federal taxes assessed during the term of this Lease against any leasehold interest or property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant or against Tenant's business.

Section 16.02.    Loss and Damage
Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Leased Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other persons in the Leased Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work.

ARTICLE XVII - AUTOMATIC RENEWAL, HOLDING OVER, SURRENDER

Section 17.01.    Holding Over
Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

Section 17.02.    Surrender of Premises
At the orderly expiration of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations or locks, safes, and vaults, if any, in the Leased Premises. Tenant shall remove all property, trade fixtures, alterations or improvements as provided in Section 6.02 hereof, before surrendering the Premises as aforesaid and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. This Section is subject to all the provisions of Section 6.02, hereinabove.

ARTICLE XVIII - WASTE, GOVERNMENTAL REGULATIONS, COMPLIANCE WITH APPLICABLE LAWS AND TENANT'S ENVIRONMENTAL INDEMNITY

Section 18.01.    Waste or Nuisance
Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any occupant lawfully in the building in which the Leased Premises may be located or which may disturb the quiet enjoyment of any person within five hundred feet of the boundaries of the Leased Premises.

Section 18.02.    Governmental Regulations
Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all municipal and county ordinances and state and federal statutes and all applicable rules and regulations now in force or which may hereafter be in force.

Section 18.03.    Compliance With Applicable Laws And Tenant's Environmental Indemnity
The Tenant, as an independent entity hereunder, irrevocably agrees that it will, at its sole efforts and expense, comply with all past, present, and future laws, ordinances, rules, regulations, orders, decrees or permits enacted or issued by any federal, state, county, or municipal governmental agency(s) or judicial body having jurisdiction or control over environmental pollution or any other aspect or facet of this Lease, together with any amendments, additions, changes, or deletions thereto, to the extent that they may be applicable.

Tenant irrevocably agrees that it shall indemnify, protect, defend, save, and hold Landlord harmless from any loss, cost (including court costs and attorneys fees), expense, damage(s), penalties, fines, or claims caused by, resulting from, or related to the failure or omission of Tenant, its employees, agents, contractors, subcontractors, or assigns, to comply with environmental laws during the term of the Lease.

Tenant, its agents, servants, employees, contractors and /or subcontractors, or assigns, shall not deposit or permit any other entity to deposit any hazardous materials, substances, or wastes, whether originating on or off the leased premises, on or under the Premises.

Prior to the Commencement Date of this Lease, Landlord and Tenant will employ an independent environmental consultant to access the Premises to establish a baseline for determining responsibility for any future environmental remediation issues (the "Initial Environmental Assessment"). The cost of the Initial Environmental Assessment shall be shared equally by the Landlord and the Tenant.

Within sixty (60) days of the termination of the Lease, Landlord and Tenant will conduct an environmental assessment of the Premises (the "Final Environmental Assessment"). The results of this study will be shared with Landlord. The Final Environmental Assessment will be performed by an independent contractor chosen by Tenant with Landlord's written approval.

Tenant irrevocably agrees that is shall indemnify, protect, defend, save, and hold Landlord harmless from any loss, cost (including court costs and attorneys fees), expense, damage(s), penalties, fines, or claims for any environmental response, remediation, removal, or disposal on the Leased Premises caused by, resulting from, or related to Tenant, its employees, agents, contractors, subcontractors, or assigns, use of the Leased Premises during the term of the Lease as determined by Landlord in reference to the Initial and Final Environmental Assessments.

This Section shall survive the termination of this Lease.

ARTICLE XIX - ASSIGNMENT AND SUBLETTING

Section 19.01.    Consent Required
Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor sell or transfer any business franchise connected to the Lease, nor in any manner encumber this Lease or its leasehold interest without the prior written consent of Landlord in each instance. The consent by Landlord to any such act shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

Tenant shall not by sale, assignment, hypothecation, inheritance, gift, exchange or operation of law permit its control or ownership to be transferred without Landlord's prior written consent.

ARTICLE XX - MISCELLANEOUS

Section 20.01.    Waiver
The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a continuing waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing and signed by Landlord.

Section 20.02.    Accord and Satisfaction
No payment by Tenant or receipt by Landlord of any amount less than the full amount due under this Lease whether of rent, additional rent or otherwise, shall be deemed to be other than on account of Tenant's obligation to pay such full amount, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 20.03.    Entire Agreement
This Lease and the Exhibits, and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

Section 20.04.    Mechanics' Liens
All persons are hereby placed on notice that the interest of Landlord in the Demised Premises shall not be subject to liens for improvements made by or for Tenant, and that Tenant has no right, power or authority to subject the Demised Premises or any part thereof, or Landlord's interest therein, to any mechanics', laborers', materialmen's or similar liens provided for in present or future law. Tenant shall not do or suffer anything to be done whereby the Premises or any part thereof may be encumbered by any mechanics', laborers', materialmen's or similar lien and shall, whenever and as often as any lien is filed against the Premises or any part thereof purporting to be for labor, material or other services furnished or to be furnished to Tenant, discharge the same of record within Thirty (30) days after the date of filing. Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, claims, damages or actions resulting from the filing, enforcement or existence of any such liens.

Section 20.05.    Sale by Landlord
In the event that Landlord sells or transfers title to the Premises during the term hereof, this Lease shall remain in full force and effect, and Tenant shall attorn to the purchaser or transferee and shall recognize the same as the Landlord for all purposes under this Lease.

Section 20.06.    No Partnership
Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

Section 20.07.    Notice
Landlord may, from time to time, designate by notice to Tenant, some one person, firm or corporation which Landlord desires to receive notices, rent, insurance policies, or certificates and other matters and things which Tenant is required or permitted to deliver to or serve upon Landlord. Any notice required or permitted under this Lease shall be in writing and shall be deemed given and served if and when mailed by United States first class mail, return receipt requested or by telefax transmission to:

Tenant at:	___________________________________
___________________________________
___________________________________

Landlord at:	President USS Real Estate 600 Grant Street - Room 1683 Pittsburgh, Pennsylvania 15219-2800

with a copy to:	General Attorney-Real Estate UNITED STATES STEEL CORPORATION 600 Grant Street - Room 1500 Pittsburgh, Pennsylvania 15219-2800

Either party may, by thirty (30) days' notice at any time, and from time to time, designate a different address and person to whom notices shall be sent.

Section 20.08.     Tenant Defined, Use of Pronoun
The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant, herein be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. "Tenant" for purposes of this Lease shall include its officers, employees, contractors, agents, and any other person authorized by Tenant to perform any function under this Lease.

Section 20.9.      Real Estate Commission
Each of the parties represents and warrants that NAI Global (the "Broker") is the only broker of record and is the only broker entitled to commission in the execution of this Agreement, and each of the parties agrees to indemnify the other against and hold it harmless from all liabilities arising from any other claims (including, without limitation, the cost of counsel fees in connection therewith). Landlord shall have the sole responsibility to pay any commissions due and owing to NAI Global.

(A)         Tenant shall indemnify Landlord against and hold harmless from any and all claims, liabilities, suits, damages, causes of action, judgments, verdicts, expenses or costs arising from any claim against Landlord by any broker, agent salesperson or representative for any fees or commissions arising from the acts of Tenant related to this Agreement.

(B)         Landlord shall indemnify Tenant against and hold harmless from any and all claims, liabilities, suits, damages, causes of action, judgments, verdicts, expenses or costs arising from any claim against Tenant by any broker, agent salesperson or representative for any fees or commissions arising from the acts of Landlord related to this Agreement.

(C)         The provisions of this Section and the subparts shall survive the termination of this Agreement.

Section 20.10.    Consent
Whenever the consent or approval or notice by or of Landlord or Tenant is required or given hereunder it shall be written and properly signed and dated.

Section 20.11.    Net Lease
The parties intend this to be a "net lease" whereby all costs and expenses of performance are for Tenant's account unless specifically provided otherwise.

Section 20.12     Financial Data
Tenant shall provide Landlord or its designee such financial information as shall be required by any financing institution in the event that Landlord elects to subject the Premises and/or this Lease to a mortgage or other security device.

Section 20.13     Captions
The captions, paragraph numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs or articles or this Lease nor in any way affect this Lease.

Section 20.14     Partial Invalidity
If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 20.15     No Option
The submission of this Lease for examination does not constitute an offer to Lease the Premises or a reservation of or option for the Leased Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by both parties hereto.

Section 20.16      Recording
Tenant shall not record this Lease; upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Term of this Lease and such other matters as may be required or permitted by local law. Any recording expenses shall be paid by Tenant.

Section 20.17      Interpretation
This Lease shall be governed by the Laws of the Commonwealth of Pennsylvania and all terms and covenants shall be interpreted in accordance therewith.

Section 20.18      Effect
This Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of Landlord and Tenant.

Section 20.19  Construction and Renovations Trades Agreement
Buyer agrees to use Philadelphia Building Trades for all construction and renovation of the property as described in the Agreement between USS Real Estate a division of United States Steel Corporation and the Philadelphia Building Trades; said copy of this "Trades Agreement" is furnished as Exhibit "D". The "Trades Agreement" has no requirement for the affiliation or lack thereof, of the Buyers employees.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have signed and sealed this Lease as of the days and years written below.

United State Steel Corporation

By:	/s/

Title:	USS Estate, adivision of united States Steel Corporation

Date:	1/15/2010

BARD Holding, INC.

By:	/s/

Title:	Chairman

Date:	Jan 18, 2010

INDEX TO COMMERCIAL BUILDING LEASE SINGLE TENANCY

LANDLORD:	UNITED STATES STEEL CORPORATION

TENANT:	BARD HOLDING, INC

Commencement Date:	_________________________,_________________________

Page
ARTICLE I	GRANT AND TERM
	1.01	Leased Premises
	1.02	Term
	1.03	Option to Extend
	1.04	Commencement Date

ARTICLE II	RENT
	2.01	Rent
	2.02	Security Deposit
	2.03	Rental Payments

ARTICLE III	TAXES AND OTHER COSTS
	3.01	Taxes
	3.02	Payment

ARTICLE IV	USE
	4.01	Purpose

ARTICLE V	MAINTENANCE OF PREMISES
	5.01	Tenant's Repair and Maintenance
	5.02	Landlord's Repair and Maintenance
	5.03	Latent Defect

ARTICLE VI	ALTERATIONS AND ADDITIONS, SIGNS
	6.01	Alterations and Additions
	6.02	Removal and Restoration by Tenant
	6.03	Signs, Awnings and Canopies
	6.04	Improvements

ARTICLE VII	INSURANCE, INDEMNITY, AND SUBROGATION
	7.01	Comprehensive Liability Insurance
	7.02	All Risk Coverage
	7.03	Provisions of Policies
	7.04	Increase in Insurance Premium
	7.05	Indemnification
	7.06	Protection from Subrogation

ARTICLE VIII	DAMAGE OR DESTRUCTION
	8.01	Restoration by Tenant

ARTICLE IX	UTILITIES
	9.01	Utility Charges.

ARTICLE X	EMINENTDOMAIN
	10.01	Total Condemnation of Leased Premises
	10.02	Partial Condemnation
	10.03	Tenant's Damages
	10.04	Arbitration

ARTICLE XI	POSSESSION AND QUIET ENJOYMENT
	11.01	Title
	11.02	Representation
	11.03	Abandonment

ARTICLE XII	BINDING EFFECT
	12.01	Benefits
	12.02	Landlord Defined.

ARTICLE XIII	OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION
	13.01	Offset Statement
	13.02	Attornment
	13.03	Subordination
	13.04	Tenant Financing

ARTICLE XIV	DEFAULT
	14.01	Default by Tenant
	14.02	Landlord's Remedies
	14.03	Default by Landlord
	14.04	Tenant's Remedies
	14.05	Remedies Cumulative
	14.06	Waiver
	14.07	Interest
	14.08	Legal and Similar Expenses
	14.09	Waiver of Jury Trial and Counterclaim.
	14.10	Removal

ARTICLE XV	ACCESS
	15.01	Right of Entry
	15.02	Excavation
	15.03	Common Areas.

ARTICLE XVI	TENANT'S PROPERTY
	16.01	Taxes on Leasehold.
	16.02	Loss and Damage

ARTICLE XVII	AUTOMATIC RENEWAL, HOLDING OVER, SURRENDER
	17.01	Holding Over
	17.02	Surrender of Premises

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ARTICLE XVIII	WASTE, GOVERNMENTAL REGULATIONS, COMPLIANCE WITH APPLICABLE LAWS AND TENANT'S ENVIRONMENTAL INDEMNITY
	18.01	Waste or Nuisance
	18.02	Governmental Regulations
	18.03	Compliance With Applicable Laws And Tenant's Environmental Indemnity

ARTICLE XIX	ASSIGNMENT AND SUBLETTING
	19.01	Consent Required

ARTICLE XX	MISCELLANEOUS
	20.01	Waiver
	20.02	Accord and Satisfaction
	20.03	Entire Agreement

	20.04	Mechanics' Liens
	20.05	Sale by Landlord
	20.06	No Partnership

	20.07	Notice
	20.08	Tenant Defined, Use of Pronoun

	20.09	Broker's Commission
	20.10	Consent
	20.11	Net Lease
	20.12	Financial Data

	20.13	Captions
	20.14	Partial Invalidity
	20.15	No Option

	20.16	Recording
	20.17	Interpretation

	20.18	Effect
	20.19	Construction and Renovations Trades Agreement

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N
STATION
SHEET COIL SHEARING & SHIPPING
SUB STATION
SHEET TEMPER MILL
TESTING LABORATORY
NO.1 SUB-STA.
OFFICE
PICKLED CO
56" SHEAR LINE
STREINE SHEAR
80" SHEAR LINE
W.&L.
CONTROL ROOM
OFFICE
OFFICE
MATERIAL STORAGE
W.&L.
HOT STRIP FINISHING
HOT ROLLED SHEAR LINES
TRANSF
CONTROL ROOM
0'
100'
200'
300'
SCALE 1"=141' ±
T-3 WAREHOUSE
124' x 1248' ≈ 154,752 ft²

Exhibit "A"

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EXHIBIT D

cc D. McCartney

Philadelphia Building and Construction Trades Council — AFL-CIO

2791 SOUTHAMPTON ROAD, SUITE 100 • PHILADELPHIA, PA 19154 • (215) 677-8500 • FAX (215) 677-7918

PATRICK B GILLESPIE
Business Manager

EDWARD C KEENAN
President

PATRICK J EIDING
Secretary-Treasurer

June 7, 2004

Garrett F. Hurley, President
USS Real Estate
600 Grant Street
Pittsburgh, PA 15219-2800

Dear Mr Hurley:

Attached please find your fully executed copy of the Agreement between USS Real Estate and the Philadelphia Building Trades Council.

If you have any questions or need additional information, please do not hesitate to call.

Very truly yours,

Patrick B. Gillespie

PATRICK B. GILLESPIE
Business Manager

PBG/en
encl

opeiu #32
afl-cio

-v-

AGREEMENT

This Agreement is made this____day of __________ 2004 by and between USS Real Estate, a division of United States Steel Corporation ( "USS Real Estate") and the Building and Construction Trades Council of Philadelphia and Vicinity ("Trades Council") and sets forth the full and final understanding of the parties concerning USS Real Estate's obligations to the Trades Council with respect to the disposition of premises located with in the Fairless Industrial Park operated by USS Real Estate.

WHEREAS, USS Real Estate, desires that the Fairless Industrial Park be designated and approved as a Keystone Opportunity Improvement Zone, and

WHEREAS, the Trades Council believes that the designation, and approval of the Fairless Industrial Park as a Keystone Opportunity Improvement Zone is beneficial to its affiliated organizations and their respective members, as well as to the community at large.

NOW, THEREFORE, the parties agree as follows:

1. The Trades Council, including all of its affiliated International Unions and their Local Unions, will use its best efforts to support and assist USS Real Estate in its endeavors to have the Fairless Industrial Park designated and approved as a Keystone Opportunity Improvement Zone, and will use its best efforts to assist USS Real Estate in marketing the property within the Fairless Industrial Park.

2.  Contingent upon the Fairless Industrial Park first being properly designated and approved as a Keystone Opportunity Improvement Zone by the Commonwealth of Pennsylvania, Bucks County, Falls Township and the Pennsbury School District, USS.Real Estate will include the following clause in future leases and contracts for sale of premises located within the Fairless Industrial Park operated by USS Real Estate:

"Except where expressly prohibited by law, the Tenant (Buyer) shall enter into a Project Labor Agreement with the Building and Construction Trades Council of Philadelphia and Vicinity in connection with construction work performed by or for Tenant (Buyer) on the Leased Premises (Premises), (The provisions of this Section shall survive delivery of the deed to Buyer.)"

3.  Any and all new consuuction work performed by USS Real Estate at the Fairless Industrial Park shall be performed by a contractor who is signatory with the Philadelphia Building & Construction Trades Council or one of the Council's affiliated organizations.

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4. The obligation undertaken by USS Real Estate pursuant to this Agreement is limited to that of including the clause referenced in Paragraph 2 in future leases and contracts for sale of premises within the Fairless Industrial Park operated by USS Real Estate and that of performing construction work in accordance with Paragraph 3. The Project Labor Agreements contemplated by Paragraph. 2 are not themselves applicable to USS Real Estate, USS Real Estate rnakes no warranties or representations as to the enforceability, validity, legal effect or interpretation of any such Project Labor Agreements, such matters being sole and exclusive responsibility of the parties thereto.

5.  Except as provided in Paragraplr 2, the Trades Council understands and agrees that there shall be no third-party beneficiaries to the leases and/or contracts for sale of premises located within the Fairless Industrial Park operated by USS Real Estate referenced in Paragraph 2, and that such leases and/or contacts for sale will not be intended to, shall not, confer upon the Trades Council or any other person, except the parties thereto, any rights or remedies thereunder. This Paragraph shall not preclude the Trades Council or one of its affiliates from bringing an action to enforce a clause in a lease or contract, as set forth in Paragraph 2, requiring a tenant or buyer to enter into a Project Labor Agreement.

6. This Agreement contains the entire and only agreement between USS Real Estate and the Building and Construction Trades Council of Philadelphia and Vicinity relating to the subject matter hereof, supersedes any and all agreements and amendments thereto which may have been heretofore negotiated or entered into between them. There are no further understandings, written or oral, between the parties.

IN WITNESS WHEREOF, USS Real Estate, a division of United State Steel Corporation and the Building and Construction Trades Council of Philadelphia and Vicinity have caused this Agreement to be duly executed the day and year first above Written by their duly authorized representatives.

USS Real Estate, a division of United States Steel Corporation		Building and Construction Trades Council of Philadelphia and Vicinity

	/s/		/s/

Name:	Garrett F, Hurley	Name:

Title:	President	Title:
USS Real Estate

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ATTACHMENT "I"
INSURANCE

Tenant further agrees that before it or any of its consultants/contractors visit the Premises, Tenant shall procure and maintain, and shall require any of its consultants/contractors to procure and maintain insurance policies in accordance with the terms and provisions outlined in Attachment "I" attached hereto and incorporated herein.

1.   Minimum Scope of Insurance — Coverage shall be at least as broad as the following:

A.   Commercial General Liability Insurance: Shall be written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract). If a 1973 edition ISO form must be used by the insurer, the broad form comprehensive general liability (BFCGL) endorsement shall be included. Additionally, the policy shall not contain a sunset provision, commutation clause or any other provision which would prohibit the reporting of a claim and the subsequent defense and indemnity that would normally be provided by the policy. The policy of insurance shall contain or be endorsed to include the following:

(i)	Premises/Operations;
(ii)	Products/Completed Operations;
(iii)	Contractual;
(iv)	Independent Contractors;
(v)	Broad form property damage;
(vi)	Personal and Advertising Injury;
(vii)	Separation of Insureds (severability of interest);
(viii)	The policy shall be endorsed using ISO form CG 20 10 11 85 (or a substitute form providing equivalent coverage) so as to include United States Steel Corporation (hereinafter "USS"), and its affiliates, including all units, divisions and subsidiaries as Additional Insureds on a Primary and Non-contributory basis. The coverage shall contain no special limitations on the scope of protection afforded to said Additional Insured.
(ix)	Waiver of subrogation shall be provided to the benefit of all Additional Insureds, as aforesaid.
(x)	No XCU (explosion, collapse, underground) exclusion.
(xi)	For any claims related herein, the Tenant's and/or its Contractor's insurance shall be primary and non-contributory respecting the aforesaid Additional Insureds. Any insurance or self-insurance maintained by USS shall be in excess of the Tenant's and/or Contractor's insurance and shall not contribute with it.
(xii)	The policy shall not contain any provision, definition, or endorsement which would serve to eliminate third-party action over claims.
(xiii)	Self-funded, or other non-risk transfer insurance mechanism are not acceptable to USS. If the Tenant has such a program, full disclosure must be made to USS prior to any consideration being given.

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B.           Automobile Liability Insurance: As specified by ISO form number CA 0001, Symbol I (any auto), with an MCS 90 endorsement and a CA 99 48 endorsement attached if hazardous materials or waste are to be transported. This policy shall be endorsed to include USS, its subsidiaries and/or affiliates as Additional Insureds, and to include waiver of subrogation to the benefit of all Additional Insureds, as aforesaid.

C.           Workers' Compensation Insurance: As required by the State or Commonwealth in which work is being done, and in accordance with any applicable Federal laws, including Employer's Liability Insurance and/or Stop Gap Liability coverage as per below limits. Where not otherwise prohibited by law, this policy shall be endorsed to include waiver of subrogation to the benefit of USS, its subsidiaries, and/or affiliates.

D.           Employer's Liability and/or Stop Gap Liability Coverage: Coverages per accident, disease-policy limit, and disease each employee.

Check if applicable
E. Errors and Omissions Professional Liability Insurance (If made applicable by USS): Coverage should be for a professional error, act or omission arising out of the Contractor's performance of work hereunder. The policy form may not exclude coverage for Bodily Injury, Property Damage, claims arising out of laboratory analysis, pollution or the operations of a treatment facility, to the extent these items are applicable under the scope of work hereunder. This policy shall be endorsed to include waiver of subrogation to the benefit of USS, its subsidiaries, and/or affiliates. If coverage is on a claims-made form, Contractor shall maintain continuous coverage or exercise an extended discovery period for a period of no less than five (5) years from the time that the work hereunder has been completed.	☐

Check if applicable
F. Environmental Impairment Insurance (If made applicable by USS): Covering damage to the environment, both sudden and non-sudden, caused by the emission, disposal, release, seepage, or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquid or gases, waste materials or other irritants, contaminants or pollutants, into or upon land, the atmosphere or any water course or body of water; or the generation of odor, noises, vibrations, light, electricity, radiation, changes in temperature, or any other sensory phenomena. Such insurance shall contain or be endorsed to include:	☐

(i)	Propertydamage, including loss of use, injury to or destruction of property;
(ii)
Cleanupcosts which shall include operations designed to analyze, monitor, remove, remedy, neutralize, or clean up any released or escaped substance which has caused environmental impairment or could cause environmental impairment if not removed, neutralized or cleaned up.

(iii)	Personal injury, which shall include bodily injury, sickness, disease, mental anguish, shock or disability sustained by any person, including death resulting therefrom.

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(iv)	USS, its subsidiaries and/or affiliates as Additional Insureds, on a primary and non-contributory basis.

(v)	Waiver of Subrogation in favor of USS, its subsidiaries and/or affiliates.

If the Environmental Impairment Insurance is on a claims-made form, Tenant and its Contractor(s) shall maintain continuous coverage or exercise on an extended discovery period for a period of no less than five (5) years from the time that the work hereunder has been completed.

2.            Minimum Limits of Insurance — Tenant and its Contractor(s) shall maintain limits no less than:

A.           Commercial General Liability: Including Umbrella Liability Insurance, if necessary, limits shall be not less than $2,000,000 each occurrence for bodily injury and property damage; $2,000,000 each occurrence and aggregate for products and completed operations; $4,000,000 general aggregate. The limits and coverage requirements may be revised at the option of USS, except if parties agree otherwise.

B.           Automobile Liability Insurance: Including Umbrella Liability Insurance, if necessary, limits shall be not less than $2,000,000 per accident for bodily injury and property damage, $5,000,000 if hazardous materials or substances are to be transported.

C.           Workers' Compensation: As required by the State or Commonwealth in which the work will be performed, and as required by any applicable Federal laws.

D.           Employer's Liability and/or Stop Gap Liability Coverage: $1,000,000 per accident. $1,000,000 disease-policy limit, and $1,000,000 disease each employee. (May include Umbrella coverage.)

E.            Errors and Omissions Professional Liability Insurance: (If applicable) $2,000,000 per loss; $4,000,000 annual aggregate limit.

F.            Environmental Impairment Insurance: (If applicable) $5,000,000 combined single limit per loss. The limits and coverage requirements may be revised at the option of USS, except if parties agree otherwise.

3.   Deductibles and Self-Insured Retentions - All insurance coverage carried by Tenant and its Contractor(s) shall extend to and protect USS, its subsidiaries and/or affiliates to the full amount of such coverage, and all deductibles and/or self-insured retentions (if any), including those relating to defense costs, are the sole responsibility of Tenant and its Contractor(s).

4.   Rutins of Insurer - The Tenant and its Contractor(s) will only use insurance companies acceptable to USS and authorized to do business in the state or area in which the work hereunder is to be performed. Insurers must have a minimum rating of a A-, Class VII as evaluated by the most current A.M. Best rating guide. If the insurer has a rating less than an A-, Class VII, the Contractor must receive specific written approval from USS prior to proceeding.

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5.            Other Insurance Provisions

A.   Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, reduced in coverage or in limits except after thirty (30) days prior written notice by United States first class certified mail, return receipt requested, has been given to USS.

B.           These insurance provisions are intended to be a separate and distinct obligation on the part of the Tenant. Therefore, these provisions shall be enforceable and Tenant and/or Contractor(s) shall be bound thereby regardless of whether or not indemnity provisions are determined to be enforceable in the jurisdiction in which the work covered hereunder is performed.

C.           The above-described insurance coverage to be provided by Tenant and/or its Contractor(s) hereunder will extend coverage to all work or services performed hereunder.

D.           The obligation of the Tenant and its Contractor(s) to provide the insurance herein above specified shall not limit in any way the liability or obligations assumed by the Tenant and its Contractor(s) hereunder.

E.            In the event Tenant and its Contractor(s), or its insurance carrier defaults on any obligations hereunder, Tenant and its Contractor(s) agree that they will be liable for all reasonable expenses and attorneys' fees incurred by USS to enforce the provisions hereunder.

6.            Evidence of Coverage

A.           Tenant and its Contractor(s) shall furnish USS with copies of the endorsements effecting the coverage required by this specification. Additionally, prior to the commencement of any work or services on USS's Premises, Tenant and its Contractor(s) and all subcontractors, if any, shall furnish to USS satisfactory Certificates of Insurance evidencing full compliance with the requirements herein. The Certificates of Insurance must show that the required insurance is in force, the amount of the carrier's liability thereunder, and must further provide that USS will be given sixty (60) days advance written notice of any cancellation of coverage or deletion of the certificate holder herein as an Additional Insured under the policies.

B.           All Certificates of Insurance shall be in form and content acceptable to USS and shall be submitted to USS in a timely manner so as to confirm Tenant and its Contractor(s) full compliance with the stated insurance requirements hereunder.

C.           Any failure on the part of USS to pursue or obtain the Certificates of Insurance required hereunder from Tenant and its Contractor(s) and/or the failure of USS to point out any non-compliance of such Certificates of Insurance shall not constitute a waiver of any of the insurance requirements hereunder, nor relieve Tenant or its Contractor(s) of any of its obligations or liabilities hereunder. Moreover, acceptance by USS of insurance submitted by the Tenant and its Contractors does not relieve or decrease in any manner the liability of the Tenant and its Contractor(s) for performance hereunder. The Tenant and its Contractor(s) are responsible for any losses, claims, and/or costs of any kind which their insurance does not cover.

7.            Subcontractors — Contractor(s) shall be responsible to obtain separate certificates from each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated herein.

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